EXHIBIT 99.1
FGI INDUSTRIES ANNOUNCES
THIRD QUARTER 2026 RESULTS
EAST HANOVER, N.J., November 12, 2026 – FGI Industries Ltd. (Nasdaq: FGI) (“FGI” or the “Company”), a leading global supplier of kitchen and bath products, today announced results for the third quarter 2026.
THIRD QUARTER 2026 HIGHLIGHTS
(As compared to the third quarter of 2025)
▪Total revenue of $31.7 million, -11.6% y/y
▪Gross profit of $8.7 million, -8.0% y/y
▪Gross margin of 27.6%, +110 bps y/y
▪Operating loss of $0.5 million and net loss attributable to shareholders of $0.9 million
▪Adjusted operating loss of $0.5 million1
▪Adjusted net loss of $0.7 million
MANAGEMENT COMMENTARY
Dave Bruce, CEO of FGI, stated, “FGI reported total revenue of $31.7 million in the quarter, representing a year-over-year decline of 11.6%. The quarter reflected a challenging market environment, with continued softness in housing and remodeling activity, reduced customer purchasing and delayed projects weighing on demand across several product categories. Despite these headwinds, gross profit was $8.7 million, and gross margin expanded to 27.6% from 26.5% in the third quarter of 2025, reflecting product mix management and ongoing cost discipline. During the quarter, FGI secured new toilet and vanity program awards that broaden our opportunity for future sales growth. Ongoing commercial pipeline activity also provides additional opportunities to expand business. New programs had not yet ramped sufficiently to offset the decline in the period, and we remain focused on translating awarded business into shipments. Management continued to emphasize pricing and margin discipline, balancing opportunities to rebuild volume with the profitability of new and existing business. Revenue decreased 11.9% in the U.S., 9.0% in Canada and 21.8% in Europe, reflecting the broader demand environment. Sanitaryware and shower systems declined 16.6% and 22.9%, respectively, while other revenue, primarily our Covered Bridge custom kitchen cabinetry business, grew 32.8% year-over-year. Covered Bridge continued to expand its geographies and dealer count, and Isla Porter, our custom kitchen joint venture, continues to establish relationships with the premium design community with on-trend products.”
Jae Chung, Chief Financial Officer of FGI, commented, “Revenue declined 11.6% year-over-year in the third quarter, reflecting softness in our core North American sanitaryware and shower system categories. Operating expenses remained disciplined, declining on a year-to-date basis, and we continued to advance our commercial pipeline and strengthen sales reporting and account-level performance tracking. Inventory management, expense control and operational efficiency remain key priorities. FGI ended the third quarter with total available liquidity of $6.3 million. We remain focused on converting new program awards into revenue, improving sales performance in Canada, pursuing additional commercial opportunities and maintaining cost and margin discipline as we navigate a challenging market environment. We believe the best use of our capital continues to be internal investment to attract new customers, expand existing relationships, develop new products and manufacturing capabilities, and expand into new jurisdictions.”
1Adjusted operating income (loss) and adjusted net income (loss) are non-GAAP financial measures. Please refer to the paragraph titled “Non-GAAP Measures” for the definitions of non-GAAP financial measures and reconciliations to GAAP measures included in this press release.

THIRD QUARTER 2026 RESULTS
Revenue totaled $31.7 million during the third quarter of 2026, a decrease of 11.6% compared to the prior-year period.
•Sanitaryware revenue was $19.1 million during the third quarter of 2026, a decrease from $22.9 million in the prior-year period.
•Bath Furniture revenue was $3.6 million during the third quarter of 2026, a decrease from revenue of $3.7 million in the prior-year period.
•Shower Systems revenue was $4.5 million during the third quarter of 2026, a decrease from $5.9 million in the prior-year period.
•Other revenue, primarily from Kitchen Cabinets, was $4.4 million during the third quarter of 2026, an increase from $3.3 million in the prior-year period.
Gross profit was $8.7 million during the third quarter of 2026, a decrease of 8.0% compared to the prior-year period. Gross profit margin was 27.6% during the third quarter of 2026, an increase from 26.5% in the prior-year period.
Operating loss was $0.5 million during the third quarter of 2026, compared to an operating income of $0.4 million in the prior-year period. Adjusted operating loss was $0.5 million during the third quarter of 2026 compared to an adjusted operating income of $0.4 million in the prior-year period. Operating margin and adjusted operating margin were both (1.6%) during the third quarter, compared to 1.0% in the same period last year.
The Company reported GAAP net loss attributable to shareholders of $0.9 million, or $0.49 per diluted share during the third quarter of 2026, versus net loss of $1.7 million, or $0.86 per diluted share, in the same period last year. Adjusted net loss for the third quarter of 2026 was $0.7 million, or $0.36 per diluted share, versus adjusted net income of $0.2 million, or $0.13 per diluted share, for the same prior-year period.
FGI holds earnings calls only for the second and fourth quarters, but releases results of operations via press releases and SEC filings on a quarterly basis. Inquiries may continue to be submitted to investorrelations@fgi-industries.com or by phone at 973-515-7190.
FINANCIAL RESOURCES AND LIQUIDITY
As of September 30, 2026, the Company had $2.0 million of cash, $12.4 million of total debt and $4.3 million of availability under its credit facilities net of letters of credit. Total liquidity was $6.3 million at September 30, 2026.
FINANCIAL GUIDANCE
The Company revised its fiscal 2026 guidance as follows:
•Total net revenue of $120-127 million, compared to previous guidance of $134-141 million
•Total adjusted operating income of $(1.8)-0.2 million, compared to previous guidance of $0.7-2.5 million
•Total adjusted net income of $(2.6)-(1.0) million, compared to previous guidance of $(0.3)-1.1 million
Note that total adjusted operating income excludes certain non-recurring extraordinary items and includes trade related recoveries; total adjusted net income excludes certain non-recurring extraordinary items and includes trade related recoveries and an adjustment for minority interest.
ABOUT FGI INDUSTRIES
FGI Industries Ltd. (Nasdaq: FGI) is a leading global supplier of kitchen and bath products. For over 30 years, we have built an industry-wide reputation for product innovation, quality, and excellent customer service. We are currently focused on the following product categories: sanitaryware (primarily toilets, sinks, pedestals, and toilet seats), bath furniture (vanities, mirrors and cabinets), shower systems, custom kitchen cabinetry and other accessory items. These products are sold primarily for repair and remodel activity and, to a lesser extent, new home or commercial construction. We sell our products through numerous partners, including mass retail centers, wholesale and commercial distributors, online retailers and specialty stores.
Non-GAAP Measures
In addition to the measures presented in our consolidated financial statements, we use the following non-GAAP measures to evaluate our business, measure our performance, identify trends affecting our business and assist us in making strategic decisions. Our non-GAAP measures are: Adjusted Operating Income, Adjusted Operating Margins and Adjusted Net Income. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). They are supplemental financial measures of our performance only, and should not be considered substitutes for net income, income from operations or any other measure derived in accordance with GAAP and may not be comparable to similarly titled measures reported by other entities. We define Adjusted Operating Income as GAAP income from operations excluding the impact of certain non-recurring income and expenses, including non-recurring compensation expenses related to our initial public offering ("IPO"). We define Adjusted Net Income as GAAP income before income taxes excluding the impact of certain non-recurring income and expenses, such as non-recurring compensation expenses related to our IPO, as well as income taxes at historical average effective rate and net income attributable to non-controlling shareholders. We define Adjusted Operating Margins as Adjusted Operating Income divided by revenue.
We use these non-GAAP measures, along with GAAP measures, to evaluate our business, measure our financial performance and profitability and our ability to manage expenses, after adjusting for certain one-time expenses, identify trends affecting our business and assist us in making strategic decisions. We believe these non-GAAP measures, when reviewed in conjunction with GAAP financial measures, and not in isolation or as substitutes for analysis of our results of operations under GAAP, are useful to investors as they are widely used measures of performance and the adjustments we make to these non-GAAP measures provide investors further insight into our profitability and additional perspectives in comparing our performance over time on a consistent basis. With respect to the Company’s expectations of its future performance, the Company’s reconciliations of guidance for full year 2026 Adjusted Operating Income and 2026 Adjusted Net Income are not available, as the Company is unable to quantify certain amounts to the degree of precision that would be required in the relevant GAAP measures without unreasonable effort.
FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipate,” “expect,” “could,” “may,” “intend,” “plan”, “see” and “believe,” among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements regarding FGI’s guidance, the Company’s growth strategies, outlook and potential acquisition activity, the tariff environment, the macroeconomic instability and its associated impact on the national and global economy and the residential repair and remodel market, the Company’s planned product launches and new customer partnerships and the effect of supply chain disruptions and freight costs. These forward-looking statements are based on currently available operating, financial, economic and other information, and are subject to a number of risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. A variety of factors, many of which are beyond our control, could cause actual future results or events to differ materially from those projected in the forward-looking statements in this release. For a full description of the risks and uncertainties which could cause actual results to differ from our forward-looking statements, please refer to FGI’s periodic filings with the Securities & Exchange Commission including those described as “Risk Factors” in FGI’s annual report on Form 10-K for the year ended December 31, 2025, and in subsequent reports we file from time to time thereafter. FGI does not undertake any obligation to update forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
INVESTOR CONTACT
Jae Chung, Chief Financial Officer
973-515-7190
investorrelations@fgi-industries.com

FGI INDUSTRIES LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of September 30, 2026	As of December 31, 2025
	USD	USD
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash	$2,038,612	$1,899,801
Accounts receivable, net	15,916,785	13,847,762
Inventories, net	13,319,659	15,292,742
Prepayments and other current assets	3,085,612	3,228,259
Prepayments and other receivables – related parties	15,881,880	17,274,859
Total current assets	50,242,548	51,543,423

NONCURRENT ASSETS
Property and equipment, net	3,661,648	3,853,864
Intangible assets, net	1,551,645	1,733,616
Operating lease right-of-use assets, net	11,727,291	11,031,892
Deferred tax assets, net	204,184	211,581
Other noncurrent assets	1,656,650	1,163,205
Total noncurrent assets	18,801,418	17,994,158
Total assets	$69,043,966	$69,537,581

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Short-term loans	$12,375,362	$11,868,828
Accounts payable	23,322,641	24,687,900
Accounts payable – related parties	87,500	49,855
Operating lease liabilities – current	1,936,030	1,700,936
Accrued expenses and other current liabilities	6,609,374	5,607,405
Total current liabilities	44,330,907	43,914,924

NONCURRENT LIABILITIES
Operating lease liabilities – noncurrent	10,555,682	10,012,616
Total liabilities	54,886,589	53,927,540

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preference Shares ($0.0001 par value, 2,000,000 shares authorized, no shares issued and outstanding as of September 30, 2026 and December 31, 2025)	—	—
Ordinary shares ($0.0005 par value, 40,000,000 shares authorized, 1,931,271 and 1,920,140 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively)	966	960
Additional paid-in capital	21,742,326	21,612,226
Accumulated deficit	(3,546,407)	(2,927,091)
Accumulated other comprehensive loss	(1,944,528)	(1,402,946)
FGI Industries Ltd. shareholders’ equity	16,252,357	17,283,149
Non-controlling interests	(2,094,980)	(1,673,108)
Total shareholders’ equity	14,157,377	15,610,041
Total liabilities and shareholders’ equity	$69,043,966	$69,537,581

FGI INDUSTRIES LTD.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
	USD	USD	USD	USD
Revenue	$31,694,021	$35,848,861	$94,081,033	$100,059,669

Cost of revenue	22,956,887	26,350,193	66,520,816	72,954,136

Gross profit	8,737,134	9,498,668	27,560,217	27,105,533

Operating expenses
Selling and distribution	6,116,603	6,060,571	18,309,899	19,433,477
General and administrative	2,805,789	2,784,507	8,037,475	8,330,435
Research and development	322,253	283,867	1,011,179	1,085,095
Total operating expenses	9,244,645	9,128,945	27,358,553	28,849,007

(Loss) income from operations	(507,511)	369,723	201,664	(1,743,474)

Other income (expenses)
Interest income	796	661	3,365	2,790
Interest expense	(397,803)	(402,836)	(1,202,456)	(987,787)
Other (expenses) income, net	(46,668)	(36,015)	195,615	(474,124)
Total other expenses, net	(443,675)	(438,190)	(1,003,476)	(1,459,121)

Loss before income taxes	(951,186)	(68,467)	(801,812)	(3,202,595)

Total provision for income taxes	73,499	1,879,599	239,376	925,493

Net loss	(1,024,685)	(1,948,066)	(1,041,188)	(4,128,088)
Less: net loss attributable to non-controlling shareholders	(78,665)	(296,734)	(421,872)	(616,140)
Net loss attributable to FGI Industries Ltd. shareholders	(946,020)	(1,651,332)	(619,316)	(3,511,948)

Other comprehensive (loss) income
Foreign currency translation adjustment	(5,962)	(3,742)	(541,582)	685,725

Comprehensive loss	(1,030,647)	(1,951,808)	(1,582,770)	(3,442,363)
Less: comprehensive loss attributable to non-controlling shareholders	(78,665)	(296,734)	(421,872)	(616,140)
Comprehensive loss attributable to FGI Industries Ltd. shareholders	$(951,982)	$(1,655,074)	$(1,160,898)	$(2,826,223)

Weighted average number of ordinary shares(1)
Basic	1,931,271	1,918,311	1,927,384	1,917,461
Diluted	1,931,271	1,918,311	1,927,384	1,917,461

Loss per share
Basic	$(0.49)	$(0.86)	$(0.32)	$(1.83)
Diluted	$(0.49)	$(0.86)	$(0.32)	$(1.83)
(1) Giving retroactive effect to the Reverse Share Split of the Preference Shares and Ordinary Shares at a ratio of 1-for-5 that became effective July 31, 2025.

FGI INDUSTRIES LTD.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,
	2026	2025
	USD	USD
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,041,188)	$(4,128,088)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	534,082	493,977
Amortization	1,620,984	1,662,110
Share-based compensation	130,106	314,981
Provision for credit losses	112,306	120,576
Provision for defective return	342,750	307,154
Foreign exchange transaction (gain) loss	(231,811)	412,060
Deferred income tax expense	7,397	640,760
Changes in operating assets and liabilities
Accounts receivable	(2,524,078)	1,730,971
Inventories	1,973,083	1,621,965
Prepayments and other current assets	(194,072)	(303,419)
Prepayments and other receivables – related parties	1,392,978	(5,738,818)
Other noncurrent assets	(493,445)	446,197
Income taxes	336,717	(236,328)
Accounts payable	(1,365,259)	3,323,093
Accounts payable – related parties	37,645	(870,950)
Operating lease liabilities	(1,325,872)	(1,343,196)
Accrued expenses and other current liabilities	1,001,971	(123,781)
Net cash provided by (used in) operating activities	314,294	(1,670,736)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(348,181)	(818,650)
Purchase of intangible assets	(5,458)	(75,196)
Net cash used in investing activities	(353,639)	(893,846)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from credit facilities	81,294,167	42,880,436
Repayments of credit facilities	(80,787,633)	(43,306,457)
Net cash provided by (used in) financing activities	506,534	(426,021)

EFFECT OF EXCHANGE RATE FLUCTUATION ON CASH	(328,378)	308,125

NET CHANGES IN CASH	138,811	(2,682,478)
CASH, BEGINNING OF PERIOD	1,899,801	4,558,160
CASH, END OF PERIOD	$2,038,612	$1,875,682

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the period for interest	$(1,136,839)	$(989,844)
Cash paid during the period for income taxes	$(107,442)	$(513,974)

NON-CASH INVESTING AND FINANCING ACTIVITIES
Lease liability arising from obtaining a right-of-use asset	$2,347,798	$1,150,282
Derecognition of right-of-use asset and lease liability upon early termination	$—	$(1,251,111)

Non-GAAP Measures
The following table reconciles GAAP income from operations to Adjusted Operating Income (Loss) and Adjusted Operating Margins, as well as GAAP net income to Adjusted Net Income for the periods presented.

	For the Three Months Ended September 30,		For the Twelve Months Ended September 30,
	2026	2025	2026	2025
	USD	USD	USD	USD
Income (loss) from operations	$(507,511)	$369,723	$(456,918)	$(3,005,943)
Adjustments:
Non-recurring IPO-related share-based compensation	—	—	—	79,625
Business expansion expense	—	—	—	61,770
Adjusted Operating (Loss) Income	$(507,511)	$369,723	$(456,918)	$(2,864,548)
Revenue	$31,694,021	$35,848,861	$124,550,016	$135,654,095
Adjusted Operating Margins (%)	(1.6)	1.0	(0.4)	(2.1)

	For the Three Months Ended September 30,		For the Twelve Months Ended September 30,
	2026	2025	2026	2025
	USD	USD	USD	USD
Loss before income taxes	$(951,186)	$(68,467)	$(1,938,231)	$(4,216,582)
Adjustments:
Non-recurring IPO-related share-based compensation	—	—	—	79,625
Business expansion expense	—	—	—	61,770
Adjusted income (loss) before income taxes	(951,186)	(68,467)	(1,938,231)	(4,075,187)
Less: income taxes at 18% rate	(171,213)	(12,324)	(348,882)	(733,534)
Less: net loss attributable to non-controlling shareholders	(78,665)	(296,734)	(791,612)	(688,567)
Adjusted Net (Loss) Income	$(701,308)	$240,591	$(797,737)	$(2,653,086)